Exhibit 10.9

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the “Agreement”), dated as of June 2, 2022, is by and between Varagon Capital Corporation, a Maryland corporation (the “Corporation”), Varagon Fund I, L.P., a Delaware limited partnership (the “Fund”), and Varagon Fund I, GP LLC, a Delaware limited liability company and the general partner of the Fund (the “Fund GP”).

Recitals:

WHEREAS, the Corporation is a corporation organized under the Maryland General Corporation Law (the “MGCL”) and is wholly owned by Varagon Capital Partners, L.P. (“Stockholder”), which owns 100 shares of common stock, par value $0.01 per share, of the Corporation (“Common Stock”), which shares represent all of the issued and outstanding shares of Common Stock as of the date hereof;

WHEREAS, the business and affairs of the Corporation are managed under the direction of the Corporation’s board of directors (the “Board of Directors”);

WHEREAS, the Board of Directors has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the issuance of the Merger Shares (as defined below), are advisable and fair to, and in the best interests of, the Corporation and the Stockholder, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, (iii) submitted this Agreement and the transactions contemplated hereby to the Stockholder for its approval and adoption, and (iv) recommended that the Stockholder approve and adopt this Agreement and the transactions contemplated hereby;

WHEREAS, the Stockholder has approved and adopted this Agreement and the transactions contemplated hereby;

WHEREAS, the Fund is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (as amended, the “DRULPA”) and operated in accordance with the terms set forth in that certain Amended and Restated Limited Partnership Agreement dated as of July 22, 2016 (such agreement, as amended from time-to-time, the “Partnership Agreement”);

WHEREAS, the Fund GP is a limited liability company organized under the Delaware Limited Liability Company Act (as amended, the “DLLCA”);

WHEREAS, pursuant to the Partnership Agreement, the business and affairs of the Fund are managed by or under the direction of the Fund GP;

WHEREAS, the Fund is owned by the limited partners of the Fund (the “Limited Partners”), who collectively own all of the issued and outstanding limited partnership interests of the Fund (the “LP Interests”), and the Fund GP, which owns the general partnership interest of the Fund (the “GP Interest”);

WHEREAS, the Fund GP has determined that the Merger is advisable and in the best interests of the Fund and the Limited Partners and has approved this Agreement and the Merger;

WHEREAS, the Fund GP has obtained consent to the transactions contemplated hereby from the Limited Partners and the Fund’s Advisory Board (as defined in the Partnership Agreement), in each case consistent with the Partnership Agreement;

WHEREAS, as a result of, and immediately following, the Merger, (i) the assets and liabilities of the Fund and the Corporation will be the assets and liabilities of the Corporation, as the surviving corporation in the Merger; and (ii) the Stockholder, the former Limited Partners of the Fund, and either the Fund GP or its equity owners will own Common Stock;

WHEREAS, also as a result of the Merger, all shares of Common Stock issued and outstanding and held by the Stockholder immediately prior to the Effective Time (as defined below) will be redeemed and canceled such that, immediately following the Effective Time, only the Merger Shares will be issued and outstanding;

WHEREAS, following the effective time of the Merger, the Corporation intends to elect to be treated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, it is contemplated that the issuance of Common Stock by the Corporation to the Limited Partners and the Fund GP pursuant to this Agreement will not be subject to the registration requirements contained in the Securities Act of 1933, as amended (the “Securities Act”); and

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and subject to and on the terms and conditions set forth herein, the parties hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. At the Effective Time (as defined below), in accordance with the MGCL, DRULPA and this Agreement, the Fund will merge with and into the Corporation, the separate legal existence of the Fund will cease, and the Corporation will continue as a Maryland corporation and the surviving entity in the Merger (the “Surviving Entity”). From and after the Effective Time:

(i)	the title to all real estate and other property owned by the Fund and the Corporation shall be vested in the Surviving Entity without reversion or impairment;

(ii)	the Surviving Entity shall have all liabilities of the Fund and the Corporation;

(iii)	all proceedings (if any) pending by or against the Fund or the Corporation may be continued as if the Merger had not occurred or the Surviving Entity may be substituted in the proceeding for the Fund;

(iv)	the name of the Surviving Entity shall be “Varagon Capital Corporation”; and

(v)	the Merger shall otherwise have the effects set forth herein and in the MGCL and DRULPA.

For the avoidance of doubt, and without in any way limiting the foregoing, each subscription agreement between the Fund and any Limited Partner in effect immediately prior to the Effective Time (each, a “Subscription Agreement”) shall continue in full force in effect following the Merger as a subscription agreement between the Corporation and the relevant subscriber in accordance with Section 11 of the Subscription Agreements, the MGCL and the DRULPA.

Section 1.2 Articles of Incorporation and Bylaws; Subscription Agreements.

(a) At the Effective Time, the articles of incorporation of the Corporation shall be amended and restated in the form attached as Exhibit A hereto (“Amended Articles of Incorporation”) and shall be the articles of incorporation of the Surviving Entity from and after the Effective Time until duly amended in accordance with applicable law and the terms thereof.

(b) At the Effective Time, the bylaws of the Corporation shall be amended and restated in the form attached as Exhibit B hereto (“Amended Bylaws”) and shall be the bylaws of the Surviving Entity from and after the Effective Time until duly amended in accordance with applicable law and the terms thereof.

(c) Prior to the Closing, the General Partner shall exercise the power of attorney granted to it under the Partnership Agreement and each Subscription Agreement to make such changes to a Subscription Agreement as may be necessary or appropriate to reflect the Corporation as the successor to the Fund in the Merger and the fact that the Corporation will issue Common Stock rather than Interests upon receipt of capital contributions by the former Limited Partners following the Effective Time; provided, however, that the parties shall work together in good faith to obtain from each Limited Partner a duly executed amended Subscription Agreement reflecting the foregoing matters and any changes to the subscriber’s tax, bank account, anti-money laundering and other information to the extent necessary or appropriate to reflect the change in such former Limited Partner’s investment from LP Interests in the Fund to shares of Common Stock of the Corporation as a result of the Merger (each such amended Subscription Agreement, an “Amended Subscription Agreement”). In the event a duly executed Amended Subscription Agreement is received by the Corporation, as the Surviving Entity in the Merger, such Amended Subscription Agreement shall supersede and replace the relevant Subscription Agreement that was amended through the exercise of the General Partner’s power of attorney. Notwithstanding the foregoing, and for the avoidance of doubt, the failure of the Corporation to receive an Amended Subscription Agreement from a former Limited Partner shall in no way affect a former Limited Partner’s obligations under the Subscription Agreement, nor will it affect its right to receive its proportionate share of the Merger Consideration in accordance with this Agreement.

Section 1.3 Conversion of Limited Partnership Interests and GP Interest; Impact on Existing Common Stock.

(a) As of the Effective Time, by virtue of the Merger and without any further action on the part of the Fund, the Corporation, the Limited Partners, the Fund GP or the Stockholder,

(i)

each LP Interest issued and outstanding as of the Effective Time (including, if applicable, any LP Interest held by the Fund GP) shall be automatically converted into the right to receive its proportionate share of the LP Merger Consideration, as determined pursuant to Section 1.3(b) and (c) below; and

(ii)	the GP Interest issued and outstanding as of the Effective Time shall be automatically converted into the right to receive the GP Merger Consideration, as determined pursuant to Section 1.3(d) below.

All LP Interests and the Fund GP Interest, when converted in accordance with this Section 1.3(a), will no longer be outstanding, will automatically be cancelled, will cease to exist, and will thereafter represent only the right to receive the relevant portion of the Merger Consideration in respect of such cancelled LP Interests or GP Interest, as applicable. For purposes of this Agreement, the following definitions will apply:

“Adjustment Amount” means (i) the proceeds, if any, received by the Fund during the Adjustment Period from the sale of its equity, minus (ii) cash distributions, if any, made by the Fund during the Adjustment Period, plus (iii) the excess, if any, of the net sales proceeds received by the Fund from the sale of an asset during the Adjustment Period over the fair market value of the relevant asset as of the NAV Determination Date, minus (iv) the excess, if any, of the fair market value of an asset as of the NAV Determination Date over the net sales proceeds received by the Fund from the sale of such asset during the Adjustment Period, plus (v) without duplication of any other item in this definition, the net investment income of the Fund during the Adjustment Period, as determined in accordance with United States generally accepted accounting principles, minus (vi) such adjustment as the Fund Manager, with the consent of the Board of Directors, determines to be reasonable or appropriate in view of any material change during the Adjustment Period to a portfolio company in which the Fund has invested. For the avoidance of doubt, the Adjustment Amount can be a positive or negative number.

“Adjustment Period” means the period from but excluding the NAV Determination Date through the close of business on the business day immediately prior to the Effective Time.

“Benchmark NAV” means the aggregate net asset value of the Fund determined on the NAV Determination Date.

“GP Total Dollar Value Merger Amount” means the value of the GP Interest, as allocated to the Fund GP on the statement of equity as of the last day of the Adjustment Period, as reasonably determined by the Fund GP and consented to by the Board of Directors.

“LP Total Dollar Value Merger Amount” means (i) the Benchmark NAV, minus (ii) the GP Total Dollar Value Merger Amount, plus (ii) the Adjustment Amount (which may be positive or negative).

“Merger Consideration” means, collectively, the LP Merger Consideration and GP Merger Consideration.

“NAV Determination Date” shall mean the last day of the last calendar quarter ended prior to the Merger for which the net asset value of the Fund was determined in the ordinary course of business.

“Per Share Price” means $10.00, or such higher amount as the Board of Directors deems necessary to satisfy the standard set forth in Section 23 of the 1940 Act.

(b) The aggregate merger consideration payable to the Limited Partners, including the Fund GP relative to any LP Interest held by it (the “LP Merger Consideration”), will be a number of shares of Common Stock equal to (i) the LP Total Dollar Merger Amount, divided by (ii) the Per Share Price. Each Limited Partner will be entitled to receive its pro rata share of the LP Merger Consideration based on such Limited Partner’s Commitment (as defined in the Limited Partnership Agreement) (each, an “LP Pro Rata Share”); provided, however, that the total number of LP Merger Shares issuable to a Limited Partner at the Effective Time shall be subject to adjustment downward for fractional shares as provided in Sections 1.3(f) below.

(c) At the Effective Time, the GP Interest held by the Fund GP shall be converted into a number of shares of Common Stock (the “GP Merger Shares” and, together with the LP Merger Shares, the “Merger Shares”) equal to (i) the GP Total Dollar Value Merger Amount, divided by (ii) the Per Share Price; provided, however, that the total number of GP Merger Shares issuable to the Fund GP at the Effective Time shall be subject to adjustment downward for fractional shares as provided in Sections 1.3(f) below.

(d) At the Effective Time, by virtue of the Merger and without any further action on the part of the Fund, the Corporation, the Limited Partners, the Fund GP or the Stockholder, the shares of Common Stock owned by the Stockholder shall be automatically redeemed and cancelled in exchange for a cash payment from the Corporation equal to $0.10 per share (the “Stockholder Consideration”), which amount represents the price at which each such share was originally issued to the Stockholder. All Common Stock issued and outstanding immediately prior to the Effective Time, when redeemed in accordance with this Section 1.3(d), will no longer be outstanding, will automatically be cancelled, will cease to exist, and will thereafter represent only the right to receive the Stockholder Consideration in respect of such cancelled Common Stock.

(e) Promptly following the Effective Time, the Corporation will issue to each Limited Partner the number of LP Merger Shares, if any, to which such Limited Partner is entitled pursuant to Section 1.3(b), issue to the Fund GP the number of GP Merger Shares to which the Fund GP is entitled pursuant to Section 1.3(c), and pay to the Stockholder the Stockholder Consideration to which the Stockholder is entitled pursuant to Section 1.3(d).

(f) Notwithstanding Section 1.3(b) and section 1.3(c) above, no fraction of a share of Common Stock shall be issued to a Limited Partner or to the Fund GP. If any Limited Partner or the Fund GP would otherwise have been entitled to receive a fraction of a share of Common Stock with respect to the aggregate number of Merger Shares to be issued to such Limited Partner pursuant to Section 1.3(b) or to the Fund GP pursuant to Section 1.3(c), such Limited Partner or the Fund GP, as applicable, shall be entitled to receive a cash payment with respect to such fractional share in an amount equal to the product of (i) the relevant fraction, multiplied by (ii) the Per Share Price. The payment of cash to the Limited Partners or the Fund GP in lieu of fractional shares of Common Stock is not separately bargained for consideration and is being made solely for the purpose of saving the Corporation the expense and inconvenience of issuing and transferring fractional shares of Common Stock.

ARTICLE II

CLOSING

Section 2.1 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at such time and place as the parties to this Agreement may agree.

Section 2.2 Effective Time. Contemporaneously with the Closing, the Corporation shall file or cause to be filed (a) articles of merger (the “Articles of Merger”) with the State Department of Assessments and Taxation for the State of Maryland (“SDAT”), and (b) a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary”). The Merger shall become effective at the time (the “Effective Time”) set forth in the Articles of Merger and Certificate of Merger.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE CORPORATION

The Corporation hereby represents and warrants to the Fund as follows:

Section 3.1 Organization and Good Standing. The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, with full corporate power and authority to conduct its business as it is now being conducted.

Section 3.2 Authority. This Agreement constitutes the valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms. The Corporation has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Corporation and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors and the Stockholder.

Section 3.3 Valid Issuance of Merger Shares. The Merger Shares to be issued hereunder have been duly and validly authorized, and will be duly and validly issued, fully paid and nonassessable when issued upon conversion of the LP Interests and the GP Interest pursuant to this Agreement, and will be free of any restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and any agreement entered into, or to be entered into, by a Limited Partner, the Fund GP or any equity owner of the Fund GP with respect to the Merger Shares to be received by it.

Section 3.4 No Conflict. Subject to receipt of the consents and approvals referred to in the following sentence, neither the execution and delivery of this Agreement by the Corporation nor the consummation of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): (i) conflict with the Articles of Incorporation or Bylaws of the Corporation as in effect immediately prior to the Effective Time, (ii) conflict with any legal requirement or order of any court or governmental authority to which the Corporation is subject, or (iii) breach any provision of any material contract to which the Corporation is a party, except in the case of the foregoing (ii) or (iii) to the extent such conflict or breach would not, individually or in the aggregate, have a material adverse effect on the Corporation or its ability to consummate the Merger and the other transactions contemplated hereby. Except for the approval of the Board of Directors and the Stockholder (each of which approvals has already been obtained), the Corporation is not required to obtain any consent or approval from any person in connection with the execution and delivery of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE FUND AND THE FUND GP

Each of the Fund and the Fund GP represents and warrants to the Corporation as follows:

Section 4.1 Organization and Good Standing. The Fund is a limited partnership duly formed and in good standing under the laws of the State of Delaware, with full limited partnership power and authority to conduct its business as it is now being conducted. The Fund GP is a limited liability company duly formed and in good standing under the laws of the State of Delaware, with full limited liability company power and authority to conduct its business as it is now being conducted.

Section 4.2 Authority.

(a) This Agreement constitutes the valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms. The Fund has all requisite limited partnership power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by the Fund and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized and approved under the Partnership Agreement and the DRULPA.

(b) This Agreement constitutes the valid and binding obligation of the Fund GP, enforceable against the Fund GP in accordance with its terms. The Fund GP has all requisite limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Fund GP and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved under the Fund GP’s organizational documents and the DLLCA.

Section 4.3 No Conflict.

(a) Subject to receipt of the consents and approvals referred to in the following sentence, neither the execution and delivery of this Agreement by the Fund nor the consummation of the Merger or the other transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): (i) conflict with the Partnership Agreement or the certificate of formation of the Fund, (ii) conflict with any legal requirement or order of any court or governmental authority to which the Fund is subject, (iii) breach any provision of any material contract to which the Fund is a party, except in the case of the foregoing (ii) or (iii) to the extent such conflict or breach would not, individually or in the aggregate, have a material adverse effect on the Fund or its ability to consummate the Merger or the other transactions contemplated hereby. Except for the consent to the Conversion (as defined in the Partnership Agreement) by the Advisory Board and the applicable Limited Partners pursuant to the Partnership Agreement or any Side Letters (as defined in the Partnership Agreement), all of which consents have been obtained, no other consent or approval from any person other than the Fund GP is required in connection with the execution and delivery of this Agreement or the consummation of the Merger and the other transactions contemplated hereby.

(b) Neither the execution and delivery of this Agreement by the Fund GP nor the consummation of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): (i) conflict with the Fund GP’s organizational documents, (ii) conflict with any legal requirement or order of any court or governmental authority to which the Fund GP is subject, (iii) breach any provision of any material contract to which the Fund GP is a party, except in the case of the foregoing (ii) or (iii) to the extent such conflict or breach would not, individually or in the aggregate, have a material adverse effect on the Fund GP’s ability to consummate the transactions contemplated hereby. Except as set forth in Section 4.3(a), the Fund is not and will not be required to obtain any consent or approval from any person in connection with the execution and delivery of this Agreement or the consummation of the transactions under this Agreement.

ARTICLE V

CONDITIONS TO CLOSING

Section 5.1 Conditions to Obligations of the Fund and the Fund GP. The obligation of the Fund and the Fund GP to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of the following conditions (which, to the extent legally permissible, may be waived in writing, in whole or in part, by the Fund and the Fund GP):

(a) Representations and Warranties. The representations and warranties of the Corporation in Article III must be true and correct in all material respects immediately prior to the Closing.

(b) Performance of Obligations. The Corporation shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c) Consents and Approvals. All required consents and approvals listed in Schedule 5.1(c) (if any) shall have been obtained and not rescinded.

Section 5.2 Conditions to Obligations of the Corporation. The obligation of the Corporation to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of the following conditions (which, other than (c) below, may be waived in writing, in whole or in part, by the Corporation):

(a) Representations and Warranties. The representations and warranties of the Fund and the Fund GP in Article IV must be true and correct in all material respects immediately prior to the Closing.

(b) Performance of Obligations. Each of the Fund and the Fund GP shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c) Consents and Approvals. All required consents and approvals listed in Schedule 5.2(c) (if any) shall have been obtained and not rescinded.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1 Cooperation. Each of the Corporation, the Fund and the Fund GP shall cooperate with each other and take such actions as may be reasonably necessary or appropriate to effect the transactions contemplated by this Agreement.

Section 6.2 Survival. None of the representations and warranties, nor any covenant to be performed prior to the Effective Time, set forth herein, shall survive the Effective Time.

Section 6.3 Termination; Abandonment. (a) Prior to the Effective Time, by written notice, this Agreement may be terminated by either the Fund (acting through the Fund GP) and the Fund GP, on the one hand, or the Corporation (acting through the Board of Directors), on the other hand, if the Closing has not occurred on or before August, 2022.

(b) Anything herein to the contrary notwithstanding, this Agreement may be abandoned and terminated at any time prior to the Effective Time, regardless of whether the requisite consents and approvals have been obtained, by mutual consent of the Fund (acting through the Fund GP), the Fund GP and the Corporation (by a vote of the Board of Directors), which mutual consent is set forth in a written instrument signed by a duly authorized officer of the Fund, the Fund GP and the Corporation.

Section 6.4 Waiver. No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power or any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any privilege, right or power hereunder preclude further exercise of any other privilege, right or power hereunder.

Section 6.5 Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements between the parties with respect to its subject matter. Subject to applicable law, this Agreement may be amended at any time prior to the Effective Time, regardless of whether the requisite consents and approvals have been obtained, by mutual consent of the Fund (acting through the Fund GP), the Fund GP and the Corporation (by a vote of the Board of Directors) which mutual consent is set forth in a written instrument signed by a duly authorized officer of the Fund, the Fund GP and the Corporation. Without in any way limiting the foregoing, to the extent permitted by applicable law, this Agreement shall be amended by the parties if required by the United States Securities and Exchange Commission to comply with any provision of the 1940 Act.

Section 6.6 Assignment; Binding Effect; No Third-Party Beneficiaries. To the fullest extent permitted by law, this Agreement may not be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement will be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. Nothing in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right under or with respect to this Agreement, except such rights as will inure to a successor or permitted assignee pursuant to this Section 6.6.

Section 6.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.

Section 6.8 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Maryland, without regard to the conflict of law provisions thereof.

Section 6.9 Construction. The parties hereto intend that the language used in the Agreement will be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and, to the fullest extent permitted by law, intend that rules of construction to the effect that any ambiguities are to be resolved against the drafting party will not be available in the interpretation of this Agreement.

Section 6.10 Execution of Agreement; Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

Section 6.11 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and must be delivered (i) personally, (ii) by facsimile with confirmation of transmission by the transmitting equipment, or (iii) by certified or registered mail (postage prepaid, return receipt requested), and will be deemed given when so delivered personally or by facsimile, or if mailed, three (3) days after the date of mailing, to the addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to the Fund and/or the Fund GP:

Varagon Fund I, L.P.

c/o Varagon Fund I GP, LLC

299 Park Avenue, 3rd Floor

New York, NY 10171

Attn: Afsar Farman-Farmaian, Esq.

Email: legal@varagon.com

If to the Corporation:

Varagon Capital Corporation

299 Park Avenue, 3rd Floor

New York, NY 10171

Attn: Afsar Farman-Farmaian, Esq.

Email: legal@varagon.com

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VARAGON CAPITAL CORPORATION
a Maryland corporation

By:	/s/ Walter J. Owens
Name:	Walter J. Owens
Its:	President

VARAGON FUND I, L.P.
a Delaware limited partnership

By: Varagon Fund I GP, LLC as General Partner

By: Varagon Capital Partners, L.P. its sole member

By:	/s/ Walter J. Owens
Name:	Walter J. Owens
Its:	Chief Executive Officer

VARAGON FUND I GP, LLC
a Delaware limited liability company

By: Varagon Capital Partners, L.P. its sole member

By:	/s/ Walter J. Owens
Name:	Walter J. Owens
Its:	Chief Executive Officer

[Signature page – VCC/VF1 Merger Agreement]

EXHIBIT A

Amended Articles of Incorporation

[attached]

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

VARAGON CAPITAL CORPORATION

June 2, 2022

Varagon Capital Corporation, a Maryland Corporation (the “Corporation”), hereby certifies to the Department of Assessments and Taxation of the State of Maryland that:

FIRST: The Corporation desires to amend and restate its Articles of Incorporation as currently in effect.

SECOND: Pursuant to Section 2-609(c) of the Maryland General Corporation Law, the following provisions are all the provisions of the Articles of Amendment and Restatement of the Corporation currently in effect and as hereinafter amended:

Article I. NAME

The name of the Corporation is: Varagon Capital Corporation.

Article II. PURPOSES AND POWERS

The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force, including, without limitation or obligation, engaging in business as a business development company under the Investment Company Act of 1940, as amended (together with any rules and regulations and any applicable guidance and/or interpretations of the Securities and Exchange Commission (the “SEC”) or its staff promulgated thereunder, the “1940 Act”).

Article III. PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The name of the resident agent of the Corporation in Maryland is CSC-Lawyers Incorporating Service Corporation whose address is 7 St. Paul Street, Suite 1660, Baltimore Maryland 21202. The street address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202.

Article IV. PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS

OF THE CORPORATION AND OF

THE STOCKHOLDERS AND DIRECTORS

Section 4.01 Number, Vacancies, Classification and Election of Directors. The business and affairs of the Corporation shall be managed under the direction of the Corporation’s board of directors (the “Board of Directors”). The number of directors of the Corporation (the “Directors”) is one, which number may be increased or decreased only by the Board of Directors pursuant to the Corporation’s bylaws (the “Bylaws”), or the Corporation’s charter (the “Charter”), but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). A director shall have the qualifications, if any, specified in the Bylaws. The name of the director who shall serve until his successor is duly elected and qualifies is:

Walter J. Owens

The Board of Directors shall fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors. The Corporation elects at such time as it becomes eligible pursuant to Section 3-802 of the MGCL to make the election as provided for under Section 3-804(c) of the MGCL that, except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Shares or as may be required by the 1940 Act, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred.

Section 4.02 Classes of Directors. Following the initial organization meeting of the Corporation, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director such term shall extend until his or her successor shall be elected and shall qualify or until his or her earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. The term of office of directors of Class I shall expire at the Corporation’s 2022 annual meeting of stockholders; the current term of office of directors of Class II shall expire at the Corporation’s 2023 annual meeting of stockholders; and the current term of office of directors of Class III shall expire at the Corporation’s 2024 annual meeting of stockholders. Following such terms, at each annual meeting of stockholders, a number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of shareholders after their election. Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which such director is a member until the expiration of his or her current term, or his or her prior death, resignation or removal.

Section 4.03 Extraordinary Actions. Except as specifically provided in Section 4.08 (relating to removal of Directors), in Section 7.02 (relating to certain amendments to the Charter) and in Section 7.02 (relating to certain actions), notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 4.04 Quorum. The presence in person or by proxy of holders of Shares of the Corporation entitled to cast a majority of the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of stockholders, except with respect to any such matter that, under applicable statutes or regulatory requirements or the Charter, requires approval by a separate vote of one or more classes or series of Shares, in which case the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast by such classes or series of Shares on such matter shall constitute a quorum. To the extent permitted by Maryland law as in effect from time to time, the foregoing quorum provision may be changed by the Bylaws.

Section 4.05 Authorization by the Board of Directors of Stock Issuance. The Board of Directors may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration, if any, as the Board of Directors may deem advisable (including compensation for the Directors or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter.

Section 4.06 Preemptive Rights and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified Shares pursuant to Section 5.04 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other security of the Corporation which the Corporation may issue or sell. Holders of Shares shall not be entitled to exercise any rights of an objecting Stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon such terms and conditions specified by the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of Shares, or any proportion of the Shares thereof, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

Section 4.07 Determinations by the Board of Directors. The determination as to any of the following matters, made by or pursuant to the direction of the Board of Directors not inconsistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of Shares: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, purchase of Shares or the payment of other distributions on Shares; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been set aside, paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Charter (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any class or series of Shares) or the Bylaws; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any Shares; the number of Shares of any class or series of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; any interpretation of the terms and conditions of one or more agreements with any Person, corporation, association, company, trust, partnership (limited or general) or other entity; the compensation of directors, officers, employees or agents of the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 4.08 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Shares to elect or remove one or more Directors, any Director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of Directors, voting together as a single class. For the purpose of this paragraph, “cause” shall mean, with respect to any particular Director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

Article V. STOCK

Section 5.01 Authorized Shares. The Corporation has authority to issue 500,000,000 Shares, initially consisting of 500,000,000 shares of common stock, $0.01 par value per share (“Common Shares”), and no shares of preferred stock, $0.01 par value per share (“Preferred Shares”). The aggregate par value of all authorized Shares having par value is $5,000,000. If Shares of one class or series are classified or reclassified into Shares of another class or series pursuant to this Article V, the number of authorized Shares of the former class or series shall be automatically decreased and the number of Shares of the latter class or series shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes and series that the Corporation has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board of Directors and without any action by the stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Corporation has authority to issue.

Section 5.02 Common Shares. Each Common Share shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock.

Section 5.03 Preferred Shares. The Board of Directors may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, into one or more classes or series of Shares.

Section 5.04 Classified or Reclassified Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set or change, subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers (including exclusive voting rights, if any), restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the

Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland. Any of the terms of any class or series of Shares set or changed pursuant to clause (c) of this Section 5.04 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary.

Section 5.05 Charter and Bylaws. All Persons who acquire Shares of the Corporation acquire the same, and the rights of all stockholders and the terms of all Shares are, subject to the provisions of the Charter and the Bylaws. The Board of Directors shall have the exclusive power, at any time, to make, alter, amend or repeal the Bylaws.

Section 5.06 No Issuance of Share Certificates. Unless otherwise provided by the Board of Directors, the Corporation shall not issue stock certificates. A Stockholder’s investment shall be recorded on the books of the Corporation. To transfer his or her Shares, a Stockholder shall submit an executed form to the Corporation, which form shall be provided by the Corporation upon request. Such transfer also will be recorded on the books of the Corporation. Upon issuance or transfer of Shares, the Corporation will provide the Stockholder with information concerning his or her rights with regard to such Shares, as required by the Bylaws and the MGCL or other applicable law.

Section 5.07 Right of Inspection. A Stockholder that is otherwise eligible under applicable law to inspect the Corporation’s books of account, stock ledger, or other specified documents of the Corporation shall have no right to make such inspection if the Board of Directors determines that such stockholder has an improper purpose for requesting such inspection.

Section 5.08 Stockholder Action Without A Meeting. Any action required or permitted to be taken by holders of any class or series of stock, including Common Stock, at any meeting of the stockholders may be taken without a meeting by consent, in writing or by electronic transmission, of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting at which all stockholders entitled to vote were present and vote.

Article VI. LIABILITY LIMITATION AND INDEMNIFICATION

Section 6.01 Limitation of Director and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.

Section 6.02 Indemnification. Subject to any limitations set forth under Maryland law or the 1940 Act, the Corporation shall indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, or (ii) any individual who, while a Director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of the Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to a Person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The Board of Directors may take such action as is necessary to carry out this Section 6.02.

Section 6.03 1940 Act Limitation on Indemnification. The provisions of this Article VI shall be subject to the requirements and limitations of the 1940 Act.

Section 6.04 Amendment or Repeal. Neither the amendment nor repeal of this Article VI, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article VI, shall apply to or affect in any respect the applicability of the preceding sections of this Article VI with respect to any act or failure to act which occurred prior to such amendment, repeal, or adoption.

Article VII. AMENDMENTS

Section 7.01 Amendments Generally. The Corporation reserves the right from time to time, upon the requisite approval by the Board of Directors and/or the stockholders, to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any Shares. All rights and powers conferred by the Charter on stockholders, Directors and officers are granted subject to this reservation.

Section 7.02 Approval of Certain Extraordinary Actions and Charter Amendments.

(a) Required Votes. The affirmative vote of the stockholders entitled to cast at least 80% of the votes entitled to be cast generally in the election of Directors, with holders of each class or series of Shares voting as a separate class:

(i) Any amendment to the Charter to make Common Shares a “redeemable security” and any other proposal to convert the Corporation from a “closed-end company” to an “open-end company” (as defined in the 1940 Act);

(ii) The liquidation or dissolution of the Corporation and any amendment to the Charter to effect any such liquidation or dissolution;

(iii) Any amendment to, or any amendment inconsistent with, the provisions of, Section 4.01, Section 4.02, Section 4.09, Section 4.10, Section 5.05, or this Section 7.02 of this Charter;

(iv) Any merger, consolidation, conversion, share exchange or sale or exchange of all or substantially all of the assets of the Corporation that the MGCL requires be approved by the stockholders; and

(v) Any transaction between (A) the Corporation and (B) a person, or group of persons acting together (including, without limitation, a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any successor provision), that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly, other than solely by virtue of a revocable proxy, of one-tenth or more of the voting power in the election of directors generally, or any person controlling, controlled by or under common control with, or employed by or acting as an agent of, any such person or member of such group;

provided, however, that, if the Continuing Directors (as defined herein), by a vote of at least majority of such Continuing Directors, in addition to approval by the Board of Directors, approve such proposal, transaction or amendment referred to in (i)-(v) above, the affirmative vote of the holders of a majority of the votes entitled to be cast on the matter shall be sufficient to approve such proposal, transaction or amendment; and provided further, that, with respect to any transaction referred to in (a)(v) above, if such transaction is approved by the Continuing Directors, by a vote of at least majority of such Continuing Directors, no stockholder approval of such transaction shall be required unless the MGCL or another provision of the Charter or Bylaws otherwise requires such approval.

(b) “Continuing Director” means (i) the directors identified in Section 4.01, (ii) the directors whose nomination for election by the stockholders or whose election by the Board of Directors to fill vacancies on the Board of Directors is approved by a majority of the directors identified in Section 4.01, who are on the Board of Directors at the time of the nomination or election, as applicable, or (iii) any successor directors whose nomination for election by the stockholders or whose election by the Board of Directors to fill vacancies is approved by a majority of the Continuing Directors or successor Continuing Directors, who are on the Board of Directors at the time of the nomination or election, as applicable.

Article VIII. TRANSFER RESTRICTIONS

During the Restricted Period, a Stockholder shall not transfer (whether by sale, gift, merger, by operation of law or otherwise), exchange, assign, pledge, hypothecate or otherwise dispose of or encumber (collectively, “Transfer”) any shares of Common Stock acquired prior to the listing of the Common Shares on a national securities exchange (the “Listing”) to any person or entity unless (i) the Board of Directors provides prior written consent and (ii) the Transfer is made in accordance with applicable securities and other laws. The “Restricted Period” is 180 days after the date of the Listing for all of the shares of Common Stock held by a Stockholder prior to the date of the Listing, 270 days after the date of the Listing for two-thirds of the shares of Common Stock held by a Stockholder prior to the date of the Listing and 365 days after the date of the Listing for one-third of the shares of Common Stock held by a Stockholder prior to the date of the Listing. The Board of Directors may impose certain conditions in connection with granting its consent to a Transfer. Any purported Transfer of any shares of Common Stock effected in violation of this Article VIII shall be void ab initio and shall have no force or effect, and the Corporation shall not register or permit registration of (and shall direct its transfer agent, if any, not to register or permit registration of) any such purported Transfer on its books and records.

THIRD: These Articles of Amendment and Restatement have been duly advised by the Board of Directors and approved by the Stockholders of the Corporation.

FOURTH: The current address of the principal office of the Corporation is set forth in Article III of the foregoing amendment and restatement of these Articles of Amendment and Restatement.

FIFTH: The name and address of the Corporation’s current resident agent is as set forth in Article III of the forgoing amendment and restatement of the Articles of Amendment and Restatement.

SIXTH: The number of directors of the Corporation and the names of those currently in office are set forth in Article IV of the forgoing Articles of Amendment and Restatement.

SEVENTH: The total number of shares of capital stock which the Corporation had authority to issue immediately prior to the foregoing Articles of Amendment and Restatement was 1,000 shares of common stock, $0.01 par value per share. The aggregate par value of the shares of capital stock which the Corporation had authority to issue immediately prior to the foregoing Articles of Amendment and Restatement was $10.

EIGHTH: The total number of shares of capital stock which the Corporation has authority to issue after giving effect to the amendments set forth in the foregoing amendment and restatement of the Articles of Incorporation is 500,000,000, consisting of 500,000,000 shares of common stock, $0.01 par value per share. The aggregate par value of the shares of capital stock which the Corporation has authority to issue immediately following the foregoing Articles of Amendment and Restatement is $5,000,000.

NINTH: The undersigned acknowledges these Articles of Amendment and Restatement to be the act of the Corporation and, as to all matter or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[Remainder of the Page Intentionally Blank]

IN WITNESS WHEREOF, these Articles of Amendment and Restatement are hereby executed in the name of the Corporation as of the date first stated above.

ATTEST:		VARAGON CAPITAL CORPORATION, a Maryland corporation

By:	/s/ Afsar Farman-Farmaian	By:	/s/ Walter J. Owens (SEAL)
Name: Afsar Farman-Farmaian		Name: Walter J. Owens
Title: Secretary		Title: Chief Executive Officer

EXHIBIT B

Amended Bylaws

[attached]

VARAGON CAPITAL CORPORATION

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of Varagon Capital Corporation (the “Corporation”) in the State of Maryland shall be located at such place as the Corporation’s board of directors (the “Board of Directors”) may designate.

Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. PLACE. All meetings of stockholders shall be held at such place as shall be set in accordance with these Bylaws and stated in the notice of the meeting. Any meeting of stockholders may be held by means remote communication to the fullest extent of Maryland law in effect at the time.

Section 2. ANNUAL MEETING. An annual meeting of stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time and place set by the Board of Directors.

Section 3. SPECIAL MEETINGS.

(a) General. Any of the chairman of the Board of Directors (the “Chair of the Board”), the chief executive officer, the president or the Board of Directors may call a special meeting of stockholders. Subject to Section 3(b) of this Article II, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. Subject to Section 3(b) of this Article II, any special meeting shall be held at such place, date and time as may be designated by the Chair of the Board, the chief executive officer, the president or the Board of Directors, whoever has called the meeting. In fixing a date for any special meeting, the Chair of the Board, the chief executive officer, the president or the Board of Directors may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.

(b) Stockholder Requested Special Meetings.

(1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary of the Corporation (the “Record Date Request Notice”) by registered mail, return receipt requested, and nationally-recognized overnight courier and may request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for the election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than 10 days after the close of business on the date upon which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within10 days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the secretary of the Corporation.

(2) In order for any stockholder to request a special meeting to act on any matter that may be properly considered at a meeting of the stockholders, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Request”) shall be delivered to the secretary of the Corporation. In addition, the Special Meeting Request shall (A) set forth the purpose of the meeting and the matters proposed to be acted on at the meeting (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (B) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (C) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder, (D) be sent to the secretary by registered mail, return receipt requested, and (E) be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3) The secretary of the Corporation shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request, and such meeting shall not be held, unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of any notice of the meeting.

(4) Except as may be provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the Chair of the Board, the chief executive officer, the president or the Board of Directors, whoever has called the meeting. In the case of any special meeting called by the secretary of the Corporation upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., Eastern Time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Chair of the Board, the chief executive officer, the president or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5) If written revocations of the Special Meeting Request have been delivered to the secretary of the Corporation and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the secretary of the Corporation, the secretary shall: (i) if the notice of meeting has not already been delivered, refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, revoke the notice of the meeting at any time before ten days before the commencement of the meeting or the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) Any of the Board of Directors, the Chair of the Board, the chief executive officer or the president may, but shall not be required to, appoint independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) 5 Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, not less than the Special Meeting Percentage. Nothing contained in this paragraph 6 shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such 5 Business Day (as defined below) period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 4. NOTICE OF MEETINGS. Not less than 10 days nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail and addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. A single notice shall be effective to all stockholders who share an address, except to the extent that a stockholder at such address objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 11(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a “public announcement” (as defined in Section 11(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten (10) days prior to such date and otherwise in the manner set forth in this section.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chair of the Board, if any, or, in the case of a vacancy in the office or absence of the Chair of the Board, by one of the following officers present at the meeting in the following order: the vice chairman of the Board of Directors (the “Vice Chair of the Board”), if any, the chief executive officer, the president, any vice presidents in order of their rank and, within each rank, their order of seniority, the secretary, the treasurer or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary or, in the case of a vacancy in the office or absence of the secretary, an assistant secretary or, in the case of a vacancy in the offices or absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary or an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business, including but not limited to, the order of any proposals to be submitted to the stockholders (contingent or otherwise), and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures, and take such action as, in the discretion of such chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation; (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such individuals as the chairman of the meeting may determine, (d) limiting the time allotted to questions or comments by participants; (e) determining when and for how long the polls should be open and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting (for any purpose); and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. QUORUM. Except to the extent the charter of the Corporation (the “Charter”) provides otherwise, the presence in person or by proxy of stockholders (without regard to class) entitled to cast a majority of the votes entitled to be cast shall constitute a quorum at any meeting of the stockholders, unless with respect to any such matter applicable statutes or regulatory requirements or the Charter requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast a majority of the votes entitled to be cast by each such class on such a matter shall constitute a quorum. This section shall not affect any requirement under any statute or the Charter for the vote necessary for the approval of any matter.

If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting shall have the power to (a) adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting or (b) conclude the meeting without adjournment to another date. If a meeting is adjourned and a quorum is present at such adjournment, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present, either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than required to establish a quorum.

Section 7. VOTING. A nominee for director, including in contested elections, shall be elected as a director only if such nominee receives the affirmative vote of a plurality of the total votes cast at a meeting of stockholders duly called and at which a quorum is present. Each share entitles the holder thereof to vote for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a different number or proportion is required by statute (including, but not limited to, the Investment Company Act of 1940 (as amended, the “Investment Company Act”)) or by the Charter. Unless otherwise provided by statute or the Charter, each outstanding share, regardless of class, entitles the holder thereof to cast one vote on each matter submitted to a vote at a meeting of stockholders.

Section 8. PROXIES. A stockholder may cast the votes entitled to be cast by the holder of the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall become invalid due to the adjournment or postponement of a meeting of the stockholders, or change in the record date for such meeting, unless so provided in the proxy. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 9. VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the chief executive officer, president or a vice president, a general partner, trustee, manager or member thereof, as the case may be or by a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity, or an agreement of the partners of such partnership, presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director, trustee or other fiduciary may vote stock registered in the name of such person in such person’s capacity as such director, trustee or other fiduciary, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

Section 10. INSPECTORS. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto. The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a) Annual Meetings of Stockholders.

Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 11(a).

(1) For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and, in the case of any such other business, such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in connection with the Corporation’s first annual meeting or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(2) Such stockholder’s notice shall set forth:

(i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”);

(A) the name, age, business address and residence address of such individual;

(B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual;

(C) the date such shares were acquired and the investment intent of such acquisition;

(D) all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules of any national securities exchange or over-the-counter market on which the Corporation’s securities are listed or traded; and

(E) whether such stockholder believes any such Proposed Nominee is, or is not, an “interested person” of the Corporation, as defined in the Investment Company Act, and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to make such determination;

(ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

(iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(A) the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person;

(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;

(C) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last 12 months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any other closed end investment company that has elected to be regulated as a business development company under the Investment Company Act, as amended (a “Peer Group Company”) for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company); and

(D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee,

(A) the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

(B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

(C) the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal before the date of such stockholder’s notice; and

(D) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(3) Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become a party to any voting agreement or any agreement or understanding with any person or entity other than the Corporation or its affiliates with respect to any compensation or indemnification in connection with service on the Corporation’s Board of Directors, (b) will serve as a director of the Corporation if elected and (c) that the Proposed Nominee’s election would comply with all of the Corporation’s publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange or over-the-counter market on which the Corporation’s securities are listed or traded).

(4) Notwithstanding anything in this Section 11(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(5) For purposes of this Section 11, “Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person or is an officer, director, partner, member, employee or agent of such stockholder or such Stockholder Associated Person.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3 of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11, at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the annual meeting and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by paragraphs (a)(3) and (a)(4) of this Section 11 is delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(1) If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary of the Corporation or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11 and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

(2) Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(3) For purposes of this Section 11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or the Investment Company Act.

(4) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

(5) Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chairman of the meeting, if the stockholder giving notice as provided for in this Section 11 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting.

Section 12. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

Section 13. EXEMPTION FROM CONTROL SHARE ACQUISITION ACT. Subtitle 7 of Title 3 of the Maryland General Corporation Law (the “MGCL”), or any successor statute, shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

Section 2. NUMBER, TENURE AND RESIGNATION. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL nor more than fifteen (15), and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the Chair of the Board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. Regular meetings of the Board of Directors shall be held from time to time at such places and times as provided by the Board of Directors by resolution, without notice other than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chair of the Board, the chief executive officer, the president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without notice other than such resolution.

Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, U.S. mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by U.S. mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party.

Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by U.S. mail shall be deemed to be given when deposited in the U.S. mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6. QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or such other percentage of such group. The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave less than a quorum.

Section 7. VOTING. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, the Charter, these Bylaws or the rules of any stock exchange upon which the Corporation’s stock is then listed or traded. If enough directors have withdrawn from a meeting to leave less than a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, the Charter, these Bylaws or the rules of any stock exchange upon which the Corporation’s stock is then listed or traded.

Section 8. ORGANIZATION. At each meeting of the Board of Directors, the Chair of the Board or, in the absence of the chairman, the Vice Chair of the Board, if any, shall act as chairman of the meeting. In the absence of both the Chair of the Board and the Vice Chair of the Board, the chief executive officer, if the chief executive officer is a director, or, in the absence of the chief executive officer, the president, if the president is a director, or, in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 9. CHAIR. The Board of Directors may designate from among its members a chairman and a vice chairman of the Board of Directors, who shall not, solely by reason of such designation, be officers of the Corporation but shall have such powers and duties as specified in these Bylaws or determined by the Board of Directors from time to time.

Section 10. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time; provided, however, this Section 10 does not apply to any action of the directors pursuant to the Investment Company Act that requires the vote of the directors to be cast in person at a meeting. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 11. WRITTEN CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each director and is filed with the minutes of proceedings of the Board of Directors; provided, however, this Section 11 does not apply to any action of the directors pursuant to the Investment Company Act, that requires the vote of the directors to be cast in person at a meeting.

Section 12. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder, if any. Pursuant to the Corporation’s election in Article V of the Charter, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock and except as may be required by the Investment Company Act, (a) any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum and (b) any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

Section 13. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting (including telephonic meetings) and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they perform or engage in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 14. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

Section 15. SURETY BONDS. Unless required by law, no directors shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 16. RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 17. EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this Section 17 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

Section 18. RATIFICATION. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

ARTICLE IV

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law. Except as may be otherwise provided by the Board of Directors, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more directors, as the committee deems appropriate in its sole discretion.

Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time; provided, however, this Section 4 does not apply to any action of the directors pursuant to the Investment Company Act that requires the vote of the directors be cast in person at a meeting. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. WRITTEN CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each member of the committee and is filed with the minutes of proceedings of such committee; provided, however, this Section 5 does not apply to any action of the directors pursuant to the Investment Company Act, that requires the vote of the directors to be cast in person at a meeting.

Section 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate one or more alternate members to replace any absent or disqualified member or to dissolve any such committee. Subject to the power of the Board of Directors, the members of the committee shall have the power to fill any vacancies on the committee.

ARTICLE V

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, a chief compliance officer, chief investment officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The Board of Directors may designate a Chair of the Board and a Vice Chair of the Board, who shall not, solely by reason of such designation, be officers of the Corporation, but shall have such powers and duties as determined by the Board of Directors from time to time. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries, assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chair of the Board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer of the Corporation. In the absence of such designation, the president shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer of the Corporation. The chief operating officer shall have the responsibilities and duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

Section 6. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer of the Corporation. The chief financial officer shall have the responsibilities and duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

Section 7. CHIEF INVESTMENT OFFICER. The Board of Directors may designate a chief investment officer of the Corporation. The chief investment officer shall have the responsibilities and duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

Section 8. CHIEF COMPLIANCE OFFICER. The Board of Directors shall designate a chief compliance officer to the extent required by and consistent with the requirements of the Investment Company Act. The chief compliance officer, subject to the direction of and reporting to the Board of Directors, shall be responsible for the oversight of the Corporation’s compliance with the Federal securities laws. The designation, compensation and removal of the chief compliance officer must be approved by the Board of Directors, including a majority of the directors who are not “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of the Corporation. The chief compliance officer shall perform such executive, supervisory and management functions and duties as may be assigned to him or her from time to time.

Section 9. PRESIDENT. In the absence of a designation of a chief executive officer by the Board of Directors, the president of the Corporation shall be the chief executive officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

Section 10. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president of the Corporation (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the Board of Directors, the chief executive officer or the president of the Corporation. The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

Section 11. SECRETARY. The secretary of the Corporation shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the chief executive officer or the president.

Section 12. TREASURER. The treasurer of the Corporation shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and in general perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the chief executive officer or the president. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president, the chief executive officer and the Board of Directors, upon request, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Board of Directors, the chief executive officer or the president or by the secretary or treasurer.

ARTICLE VI

CONTRACTS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board of Directors or any manager of the Corporation approved by the Board of Directors and acting within the scope of its authority pursuant to a management agreement with the Corporation may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors or a manager acting within the scope of its authority pursuant to a management agreement and executed by the chief executive officer, the president or any other person authorized by the Board of Directors or such a manager.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

ARTICLE VII

STOCK

Section 1. CERTIFICATES; REQUIRED INFORMATION. Except as may otherwise be provided by the Board of Directors or an officer of the Corporation, stockholders of the Corporation are not entitled to certificates representing the shares of stock of any class or series of the Corporation held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 2. TRANSFERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his, her or its attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors or any officer of the Corporation that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, that if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors or an officer of the Corporation has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 4. FIXING OF RECORD DATE. Subject to Section 3(b) of Article II of these Bylaws, a record date may be set, in advance, for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, by the Chair of the Board, the president or the Board of Directors or whoever shall have called such meeting. The Board of Directors may set, in advance, the record date for determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except when the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.

Section 5. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may authorize the Corporation to issue fractional stock on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical security issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The fiscal year of the Corporation shall initially be twelve months ending on December 31. The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X

SEAL

Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland,” or shall be in such other form as may approved by the Board of Directors. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XI

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE XII

INVESTMENT COMPANY ACT

If and to the extent that any provision of the MGCL or any provision of the Charter or these Bylaws conflicts with any provision of the Investment Company Act, the applicable provision of the Investment Company Act shall control.

ARTICLE XIII

EXCLUSIVE FORUM

Section 1. EXCLUSIVE FORUM GENERALLY. Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland (the “Maryland Circuit Court”) (or, if the Maryland Circuit Court does not have jurisdiction, the federal district court for the District of Maryland) (the “Exclusive Forum”) shall be the sole and exclusive forum for (a)(i) any action asserting an Internal Corporate Claim, as such term is defined in the MGCL (other than any action arising under federal securities laws), including, without limitation, (ii) any action asserting a claim of breach of the applicable standard of conduct or any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation or (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL, the Charter or these Bylaws, or (b) any other action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine. For the avoidance of doubt, none of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Corporation consents in writing to such court. With respect to an action or proceeding in the Maryland Circuit Court governed by this Article, the Corporation and the stockholders (or beneficial owners of stock) shall be deemed to have consented to the assignment of the action or proceeding to the Business and Technology Case Management Program for the State of Maryland (or any successor program governing complex corporate proceedings).

Section 2. EXCLUSIVE FORUM FOR SECURITIES ACT. Notwithstanding anything to the contrary in Section 1 of this Article XIII, unless the Corporation consents in writing to the selection of an alternative forum, the federal district court for the District of Maryland (the “Securities Act Exclusive Forum”) shall be the sole and exclusive forum for resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 2.

If any action the subject matter of which is within the scope of either Section 1 or Section 2 of this Article XIII, is filed in a court other than the Exclusive Forum or the Securities Act Exclusive Forum (a “Foreign Action”), as applicable, in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the Exclusive Forum or Securities Act Exclusive Forum, as applicable, in connection with any action brought in any such court to enforce this Article XIII (an “Enforcement Action”) and (y) having service of process made upon such stockholder in any Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE XIV

AMENDMENT OF BYLAWS

These Bylaws may be altered, amended or repealed or new bylaws may be adopted in the manner described in the Charter.